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                                                                    EXHIBIT 23.5
                                                [MCDONALD & COMPANY LETTER HEAD]


                 CONSENT OF MCDONALD & COMPANY SECURITIES, INC.

We consent to the inclusion in the Associated Banc-Corp/First Financial Corporation Joint Proxy Statement/Prospectus of our opinion dated as of May 14, 1997, and to the summarization of our opinion in the Joint Proxy
Statement/Prospectus under the caption "Opinion of the Financial Advisor to the First Financial Board". Further, we consent to all reference to our firm in such Joint Proxy Statement/Prospectus.


                                             McDonald & Company Securities, Inc.


Chicago, Illinois
September 4, 1997